Exhibit 99.2
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FOR IMMEDIATE RELEASE UPON CONFIRMATION OF MEETING RESULT:
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THE TOWN AND COUNTRY TRUST SHAREHOLDERS APPROVE PROPOSED
MERGER WITH MAGAZINE ACQUISITION

BALTIMORE,  Md.,  March 9,  2006 - The  Town and  Country  Trust  (NYSE:TCT),  a
multifamily real estate investment trust, announced that, at the TCT shareholders meeting held earlier today, its shareholders approved the company's proposed merger with Magazine Acquisition LP, an affiliate of Magazine Acquisition GP LLC, a joint venture investment vehicle formed by affiliates of Morgan Stanley Real Estate, Onex Real Estate and Sawyer Realty Holdings LLC.

As previously announced, TCT currently expects the merger to be completed on March 31, 2006; however, no assurance can be given as to the timing of the completion of the merger.


ABOUT THE TOWN AND COUNTRY TRUST

TCT is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,182 apartment homes in the Mid-Atlantic states and Florida. Additional information regarding TCT can be found on TCT 's web site at www.tctrust.com.


FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although TCT and Magazine Acquisition GP LLC believe expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be achieved. Forward-looking statements can be identified by the use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction and the possibility that any of the conditions to closing, including those outside the control of TCT, will be satisfied. TCT does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TCT's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by TCT herein.

Many factors may cause actual results and TCT's actual performance to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain of the factors that could cause actual results or TCT's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, disruption to TCT's business as a result of the announcement and pendency of the merger, maintaining relationship with customers, employees and partners, general economic conditions, local real estate conditions and other risks detailed from time to time in TCT's SEC reports, including the annual report on form 10-K for the year ended December 31, 2004.


FOR FURTHER DETAILS CONTACT THE TOWN AND COUNTRY TRUST:

Harvey Schulweis                                       Joseph Calabrese
Chairman and Chief Executive Officer                   (Investor Inquiries)
The Town and Country Trust                             Financial Relations Board
(212) 407-2170                                         (212) 827-3772